Exhibit (10)(cb)

TO:	Chief Executive Officer and Chief Financial Officer

FROM:	Raymond J. De Hont

SUBJECT:	FYE 2012 Management Incentive Plan

Incentive Level:

Participants in the Management Incentive Plan will be eligible for competitive target bonuses as a percentage of salary as shown below:

Chief Executive Officer	50%
Chief Financial Officer	40%

Bonuses will be considered and calculated based upon the attainment of the Corporate Net Income and Net Sales targets for FYE 2012.

Corporate Circuit Breaker %:

The participant will not qualify for the FYE 2012 Management Incentive Plan if the actual Corporate Net Income is less than 75% of the Corporate Net Income Target.

 Corporate Financial Factors:

The Corporate financial factors are comprised of Corporate Net Income (70%) and Net Sales (30%).

FYE 2012 Management Incentive Plan

1)	Corporate Net Income Multiplier

Under the FYE 2012 Management Incentive Plan, the participant becomes eligible for 70% of the potential Corporate bonus amount (at 100% performance) upon the attainment of the Corporate Net Income target of $               .

The percent of target bonus earned based upon Corporate Net Income is listed below:

Corporate Net
Objective Achievement	Income Multiplier
less than 75%	0.00
75%	.35
80%	.42
85%	.49
90%	.56
95%	.63
100%	.70
105%	.7875
110%	.875
115%	1.05
120%	1.225
125%	1.40

FYE 2012 Management Incentive Plan

2)	Corporate Net Sales Multiplier

Under the FYE 2012 Management Incentive Plan, the participant becomes eligible for 30% of the potential Corporate bonus amount (at 100% performance) upon the attainment of the Corporate Net Sales target of $                .

The percent of target bonus earned based upon Corporate Net Sales is listed below:

Corporate Net Sales
Objective Achievement	Multiplier
less than 85%	0.00
85%	.15
90%	.20
95%	.25
100%	.30
105%	.3375
110%	.375
115%	.45
120%	.525
125%	.60

Bonus Amount:

Salary x Incentive Level x (Corporate Net Income Multiplier + Corporate Net Sales Multiplier)

The participant will not qualify for the FYE 2012 Management Incentive Plan if the actual Corporate Net Income is less than 75% of the Corporate Net Income Target.

Note:

This Management Incentive Plan (“Plan”) is not a contract that entitles you to an award if the Plan objectives for the fiscal year are met; rather, this Plan is a discretionary short term cash bonus plan administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee retains the sole and absolute discretion to deny and not pay bonuses under the Plan and to reduce bonuses payable under the Plan, notwithstanding the attainment of objectives under the Plan; to increase or pay bonuses under the Plan, even if the objectives under the Plan have not been met; and to further condition, modify or amend the objectives and conditions of eligibility under the Plan. The Committee also retains the sole discretion with respect to awards to be paid, if any, in connection with separations from employment that occur during a Plan year.

FYE 2012 Management Incentive Plan

Examples of Individual Award with Salary of $100,000 and Incentive Level of 50%:

Example #1:

Goals achieved:
1) Corporate Net Income = 100%
2) Corporate Net Sales = 100%

Bonus amount = $100,000 x 50% x (.70 + .30)
                                    = $50,000

Example #2:

Goals achieved:
1) Corporate Net Income = 80%
2) Corporate Net Sales = 80%

Bonus amount = $100,000 x 50% x (.42 + 0.00)
                                    = $21,000

Example #3:

Goals achieved:
1) Corporate Net Income = 70%
2) Corporate Net Sales = 100%

Bonus amount = $100,000 x 50% x (0.00 + 0.00)
                                    = $0   Net Income Threshold of 75% not met

Example #4:

Goals achieved:
1) Corporate Net Income = 125%
2) Corporate Net Sales = 125%

Bonus amount = $100,000 x 50% x (1.40 + .60)
                                    = $100,000

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